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                                                                  EXHIBIT 23.4


                        CONSENT OF SPECIAL LEGAL COUNSEL

        This undersigned has acted special counsel to Paxson Communications Corporation, a Delaware corporation (the "Company"), in connection with certain matters described in the Company's Registration Statement on Form S-3, Registration No. 333-10267, which is incorporated by reference in this Registration Statement, and consents to the reference to the undersigned under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-3, Registration No. 333-10267, which is incorporated by reference herein.


                                        DOW, LOHNES & ALBERTSON, PLLC


                                        /s/
                                        -----------------------------------

September 25, 1996